Lucas Energy, Inc. 8-K

Exhibit 10.5

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

$150,000	March 29, 2016 to be Effective March 25, 2016
Second Tranche Note

FOR VALUE RECEIVED, Lucas Energy, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of HFT Enterprises, LLC, a Nevada limited liability company, and/or permitted assigns (the “Holder”), the aggregate principal amount of one hundred and fifty thousand dollars ($150,000)(“Principal”), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.	Note Amount. This Convertible Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences amounts payable by the Company to the Holder in connection with that certain Convertible Promissory Note Purchase Agreement dated on or around March 29, 2016, to be effective March 11, 2016, by and between the Company and the Holder, and specifically Second Tranche Note thereunder (the “Note Purchase Agreement”). Certain capitalized terms used herein, but not otherwise defined shall have the meanings given to such terms in the Note Purchase Agreement and this Note shall be subject in all cases to the terms and conditions of the Note Purchase Agreement.

2.	Payment Terms. The Company promises to pay to Holder the balance of Principal, together with accrued and unpaid interest (which shall accrue until the Maturity Date) on the date twelve months from the effective date set forth above (the “Maturity Date”), unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 4 hereof. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

3.	Interest. Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six percent (6%) per annum. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full (the “Default Rate”). All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.

Convertible Promissory Note
Second Tranche Note

a.	Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Texas or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

b.	In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance. The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

c.	If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

4.	Holder’s Option to Convert this Note.

a.	At any time prior to the payment in full by the Company of this Note, and after the approval of the additional listing of the applicable Shares by the NYSE MKT and subject to Section 4(l) and Section 4(m) below, the Holder shall have the option to convert the unpaid balance (Principal and accrued and unpaid interest) on this Note (or any portion thereof) into shares of Common Stock (the “Shares” and the “Common Stock”) of the Company (the “Conversion Option”) at the Conversion Price (each a “Conversion”). The “Conversion Price” shall equal $1.50 per Share;

Convertible Promissory Note
Second Tranche Note

b.	In order to exercise this Conversion Option, the Holder shall surrender this Promissory Note to the Company, accompanied by written notice of its intentions to exercise this Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, and the Shares due, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). The date that the Company receives the Notice of Conversion shall be defined as the “Conversion Date.” Within ten (10) Business Days of the Company’s receipt of the Notice of Conversion and this Note, the Company shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder (the “Share Delivery Deadline”). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full amount of the Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Notice of Conversion) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal and interest converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion;

c.	If for any reason (including the operation of the adjustment provisions set forth in this Note), the Conversion Price on any date of Conversion of this Note shall not be lawful and adequate consideration for the issuance of the relevant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Common Stock) to cause such Conversion Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Conversion Price for the relevant Shares, would equal lawful and adequate consideration for the issuance of such Shares, and the Company irrevocably agrees that if the Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Shares;

d.	The Company shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Holder, in the event the Holder exercises its rights under the Conversion Option;

e.	Payment of the Note in full by the Company prior to Holder’s delivery of a Notice of Conversion shall terminate Holder’s option to convert;

f.	Conversion calculations pursuant to this Section 4, shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note. Conversion of this Note in full shall be deemed payment in full of this Note and this Note shall thereupon be cancelled;

Convertible Promissory Note
Second Tranche Note

g.	If the Company at any time or from time to time on or after the effective date of the issuance of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased;

h.	All Shares of Common Stock which may be issued upon Conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and be fully paid and non-assessable;

i.	On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares of Common Stock which this Note has been Converted;

j.	Unless the Shares are eligible to be issued as free trading shares pursuant to the requirements of Rule 144 or otherwise, which shall be determined by the Company in its reasonable discretion, prior to the issuance date of such Shares, such Shares shall be issued as restricted shares of Common Stock; and

k.	The Company shall not be required to pay any tax allocated or attributed to Holder which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon Conversion in a name other than that in which the shares of the Note so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The Company shall withhold from any payment due whatsoever in connection with the Note any and all required withholdings and/or taxes the Company, in its sole discretion, deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Company in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Company.

Convertible Promissory Note
Second Tranche Note

l.	The applicable portion of this Note shall not be convertible during any time that, and only to the extent that, the number of Shares to be issued to Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Company held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation provisions of this Section 4(l) may be waived by Holder, at the election of such Holder, upon not less than sixty-one (61) days prior written notice to the Company, to change the Beneficial Ownership Limitation to any other percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Conversion of the Note held by the Holder. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(l) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

m.	Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock to be issued in connection with (a) the Conversion of this Note, and any other Notes issued in connection with the Note Purchase Agreement (“Other Notes”); and (b) the exercise of the Warrants granted pursuant to the Note Purchase Agreement, shall not (i) exceed 19.9% of the outstanding shares of Common Stock immediately prior to the date of the Note Purchase Agreement, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of the Company immediately prior to the date of the Note Purchase Agreement, in each of subsections (i) and (ii) before the issuance of the Common Stock upon conversion of this Note or the Other Notes or exercise of the Warrants, or (iii) otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the NYSE MKT in the event the Company’s shareholders do not approve the issuance of the Common Stock upon the conversion of this Note or the Other Notes and exercise of the Warrants, in each of (i) through (iii), only to the extent required by applicable NYSE MKT rules and guidance (the “Share Cap”). In the event the number of shares of Common Stock to be issued upon conversion of this Note or the Other Notes and/or exercise of the Warrants exceeds the Share Cap, then this Note and the Other Notes, or applicable portions thereof shall cease being convertible, the Warrants or applicable portions thereof shall cease being exercisable, and the Company shall instead repay such Note and Other Notes (or portions thereof) in cash, and such Warrants shall have no further rights, or if required, the Company shall first obtain the Stockholder Approval (as defined in the Note Purchase Agreement).

Convertible Promissory Note
Second Tranche Note

5.	Redemption. This Note may be redeemed by the Company by payment of the entire Principal and interest outstanding under this Note in cash to Holder.

a.	This Note may be prepaid in whole or in part at any time without penalty with ten days’ notice to the Holder (provided no notice shall be required in the event the Holder doesn’t timely purchase the Third Tranche Note as defined in the Note Purchase Agreement).

b.	Any partial prepayment shall be applied first to any accrued interest and then to any principal Loan amount outstanding.

6.	Events of Default. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to the Company, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable. The following events shall constitute Events of Default (“Events of Default”) under this Note, and/or any other Event of Default defined elsewhere in this Note shall occur:

(a)	the Company shall fail to pay, when and as due, the Principal or interest payable hereunder (or under any other outstanding Convertible Note issued by the Company and held by Holder); or

(b)	If there shall exist final judgments against the Company aggregating in excess of One Hundred Thousand Dollars ($100,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full, released or stayed pending appeal; or

(c)	the Company shall have breached in any respect any term, condition, warrant, representation or covenant in this Note or the Note Purchase Agreement, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the receipt of written notice of such breach by the Holder to the Company; or

(d)	the Company shall fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time the Company is subject to the Exchange Act; or

(e)	the Company shall cease to be subject to the reporting requirements of the Exchange Act; or

(f)	the Company shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(g)	the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

Convertible Promissory Note
Second Tranche Note

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

7.	Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

8.	Assignment by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and an exemption from registration for such transfer, which shall be reasonably approved, and not unreasonably delayed or conditioned by the Company. Notwithstanding the above, the Holder may assign any of its rights under this Note (subject where applicable to federal securities laws), to any Person (including, but not limited to Affiliates or related parties of the Holder), with written notice to the Company and the Company shall have no ability to restrict or condition such assignment (subject where applicable to compliance with applicable federal securities laws).

9.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Convertible Promissory Note
Second Tranche Note

10.	Costs and Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

11.	Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

12.	No Third Party Benefit. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and are not for the benefit of any other person.

13.	Jurisdiction, Venue and Jury Trial Waiver. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

14.	Interpretation. The term “Company” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note (subject to the provisions of this Note providing for transfers and assignments by Holder), either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders and visa versa. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Convertible Promissory Note
Second Tranche Note

15.	WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

16.	Entire Agreement. This Agreement and the Note Purchase Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

17.	Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Convertible Promissory Note
Second Tranche Note

EXHIBIT A

Conversion Election Form

, 20

Lucas Energy, Inc.

Re:	Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note Second Tranche Note of Lucas Energy, Inc. (the “Company”), in the initial principal amount of $150,000 (the “Note”), held by us, we hereby elect to exercise our Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of accrued interest), effective as of the date of this writing, which amount will convert into ________________ shares of the Company’s Common Stock (the “Conversion”), based on the Conversion Price (as defined and described in the Note). In connection with the Conversion, we hereby re-certify, re-confirm and re-warrant the Representations as set forth in that certain Convertible Promissory Note Purchase Agreement dated on or around March 29, 2016, to be effective March 11, 2016, by and between the Company and HFT Enterprises, LLC and further confirm and acknowledge that conversion will not result in us exceeding the Beneficial Ownership Percentage or Share Cap set forth in the Note.

Please issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

Name:

If on behalf of Entity:

Entity Name:

Signatory’s Position with Entity:

Convertible Promissory Note
Second Tranche Note

Please issue certificate(s) for Common Stock as follows:

Name

Address

Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the Common Stock to:

Attn:

Address:

Convertible Promissory Note
Second Tranche Note